Exhibit 10.34

FIFTH AMENDMENT TO THE

CLUBCORP EMPLOYEE STOCK OWNERSHIP TRUST

This Amendment is made to be effective January 1, 2006, by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. (“ClubCorp”).

WITNESSETH:

WHEREAS, ClubCorp maintains the ClubCorp Employee Stock Ownership Plan, a restatement of the ClubCorp Stock Investment Plan (“Plan”), and the ClubCorp Employee Stock Ownership Trust, Effective as of January 1, 1999 (“Trust”); and

WHEREAS, the Trust has been amended on four previous occasions;

WHEREAS, ClubCorp desires to amend the Trust to change the valuation date for Company Stock (as defined in the Plan); and

WHEREAS, the Trust may be amended by ClubCorp and the Trustee pursuant to the provisions of Article X of the Trust.

NOW, THEREFORE, effective January 1, 2006, the Trust is amended as follows:

Article VII of the Trust is deleted in its entirety and the following is substituted in its place:

“ARTICLE VII

ACCOUNTS AND RECORDS

The Trustee shall cause to be maintained true, accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books, and records relating thereto shall be open to inspection at all reasonable times and may be audited from time to time by any person designated by the Plan Administrator. Within ninety (90) days after the close of the fiscal year of the Trust Fund, within ninety (90) days after the removal or resignation of the Trustee, and from time to time as the Plan Administrator may direct, the Trustee shall file a written account with the Plan Administrator which shall show: (i) the assets of the Trust Fund, as of the end of such period, and the cost and current value thereof as defined in ERISA Section 3(26); and (ii) all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or other period for which such accounting is filed. Notwithstanding anything to the contrary contained herein, Company Stock shall be valued as of December 31 (or such other valuation date as determined by the Trustee pursuant to Plan Section 6.08) by an independent appraiser selected and retained by the Trustee. In the event Company Stock becomes readily tradable on a generally recognized market, the foregoing sentence shall not apply. The Trustee shall be responsible for making a good faith determination of the fair market value of Company Stock whenever such a determination is required by ERISA. If, at the time such written account is to be filed, the Trust Fund contains assets which have no readily ascertainable fair market value (other than Company Stock), the Trustee shall be responsible for valuing only such of those assets as were acquired by the Trustee in its discretion. Any such assets not acquired by the Trustee in its discretion shall be valued by the Plan Administrator. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within ninety (90) days from the date upon which the accounting is delivered to the Plan Administrator. Upon the expiration of ninety (90) days from the date of filing such account with the Plan Administrator or upon earlier specific approval thereof by the Plan Administrator, the Trustee, as between each Employer, the Plan Administrator, and the Trustee, shall be forever released and discharged from all liability as to all items and matters included in such accounting as if settled by the decree of a court of competent jurisdiction, except with respect to any such action or transaction to which the Plan Administrator shall within such ninety (90) day period, file written objections with the Trustee. The liability of Trustee to persons other than an Employer or the Plan Administrator shall be limited to actions under ERISA brought within the period permitted by law for the bringing of such action. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its accounts judicially settled by a court of competent jurisdiction.”

IN WITNESS WHEREOF, ClubCorp and the Trustees have caused this instrument to be executed in multiple counterparts.

CLUBCORP, INC.

Date: July 31, 2006	By:	/s/ Tom Henslee
	Its:	Secretary

TRUSTEES:

Date: July 31, 2006	/s/ Murray S. Siegel
Murray S. Siegel

Date: July 31, 2006	/s/ Jack Lupton
Jack Lupton

Date: July 31, 2006	/s/ Mary Cowser
Mary Cowser

Date: July 31, 2006	/s/ Dave Woodyard
Dave Woodyard

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